SWK Holdings Provides Portfolio Update Highlighting Recent Achievements

Third Quarter 2020 Financial Results to be Announced in November 2020

Dallas, TX, October 29, 2020 – SWK Holdings Corporation (Nasdaq: SWKH), a life sciences focused specialty finance company catering to small- and mid-sized commercial-stage companies, today provided an update on the progress and achievements of its portfolio and partner companies during the 2020 calendar year.

“We are pleased with the recent additions to our royalty portfolio and the impressive advances our partner companies have made over the past several months, which have and should continue to produce solid returns for SWK Holdings,” stated Winston Black, Chairman and CEO of SWK Holdings. “Collectively, the progress we witnessed in the current COVID-19 backdrop from our portfolio demonstrates the soundness of our strategy to focus on small and mid-sized life sciences companies with commercial products, backed by strong intellectual property protection, that fill a demand within the healthcare system. This is the foundation of SWK Holdings, and, we believe, will drive our continued growth.”

SWK Holdings provides capital that supports growth opportunities for small and mid-sized life sciences companies through the creation of unique financing structures. These deals include structured debt, traditional royalty monetization, synthetic royalty transactions and asset purchases, and typically range in size from $5 million to $20 million, a market segment often ignored by other structured finance companies.

Mr. Black continued, “Representative of this strategy was our recent acquisition of the royalties for Coflex®, Kybella® and Zalviso® from PDL BioPharma. This transaction represents an opportunistic purchase of a portfolio of small royalties with a limited buyer universe, very much in keeping with our approach to investment. Looking ahead, our deal pipeline remains strong, and we have sufficient liquidity to take advantage of the numerous, attractive opportunities we are encountering.”

Mr. Black concluded, “We are also pleased with progress at our subsidiary, Enteris BioPharma, and are beginning to realize returns from our investment in the company. The new management team, led by CEO Rajiv Khosla, Ph.D., is well executing a dual-track growth strategy to leverage the company’s Peptelligence® platform to secure external partnering relationships and advance its internal development pipeline. Reflective of this potential is the just-announced milestone payment from Cara Therapeutics for the ongoing development of Oral KORSUVA™, which was developed with Enteris’ Peptelligence and is currently the subject of three separate late-stage clinical trials. Additionally, Enteris is nearing the completion of a manufacturing facility expansion that will provide the company with the ability to manufacture at a scale necessary for late-stage clinical trials and, potentially, product commercialization.”

Highlights from Portfolio Partners

Enteris BioPharma, Inc.

In August 2019, SWK Holdings acquired Enteris BioPharma, Inc., a biotechnology company developing innovative oral formulations of hard-to-dose peptide- and small molecule-based therapies built around its proprietary drug delivery technology, Peptelligence. As a wholly-owned subsidiary of SWK Holdings, Enteris will continue to focus on the advancement of the external partnerships built around Peptelligence®, as well as its internal 505(b)(2) drug development pipeline, both of which have the potential to deliver lucrative near and longer-term licensing opportunities.

•	In 2020, Enteris expanded the ranks of its senior executive team with the hiring of two experienced pharmaceutical executives. In May 2020, Dr. Rajiv Khosla was named as Chief Executive Officer, preceded in February 2020 by the hiring of Dr. Gary Shangold as Chief Medical Officer.

•	Enteris continues work on the expansion of its Boonton, NJ manufacturing facility to enable Phase 3 clinical trial material production. Completion of the upgrade is expected by year-end 2020.

•	In August 2020, Cara Therapeutics (NASDAQ: CARA) disclosed the following as it relates to the Oral KORSUVA™ program:

o	Expectation for an FDA End-of-Phase 2 Meeting for Oral KORSUVA in chronic kidney disease-associated pruritus (CKD-aP) in non-hemodialysis patients in first quarter 2021.

o	Expected Phase 2 top-line data results for Oral KORSUVA in atopic dermatitis in first half 2021.

o	Expected Phase 2 top-line data results for Oral KORSUVA in chronic liver disease-associated pruritus: primary biliary cholangitis in first half 2021.

•	In October 2020, Enteris received a $2.5 million milestone payment from Cara under the license agreement, of which Enteris is entitled to retain $1.5 million pursuant to the terms of SWK Holdings’ acquisition of Enteris.

Trio Healthcare Ltd.

In October 2020, SWK Holdings and Trio Healthcare Ltd. closed a definitive agreement for the sale of certain royalty interests on a portfolio of products marketed in the Ostomy market to SWK Funding, LLC, a wholly-owned subsidiary of SWK Holdings, in exchange for a $3.9 million cash payment.

PDL BioPharma Inc.

In August 2020, SWK Holdings and PDL BioPharma, Inc. (Nasdaq: PDLI) closed a definitive agreement for the sale of royalty interests for Coflex, Kybella, and Zalviso to SWK Funding in exchange for a $4.35 million cash payment.

Aimmune Therapeutics, Inc.

Aimmune Therapeutics, Inc. (Nasdaq: AIMT) is a biopharmaceutical company developing treatments for potentially life-threatening food allergies. In February 2019, SWK Holdings committed $5 million to Aimmune’s structured credit agreement as part of a larger financing syndicate. Additional capital of $2.5 million was provided in February 2020 following the FDA’s approval of Aimmune’s flagship commercial product, Palforzia™ as the first treatment for patients with peanut allergy.

•	In August 2020, Aimmune entered a definitive agreement for Sociétés des Produits Nestlé, S.A. to acquire Aimmune for $34.50 per share. The all-cash transaction implied a fully diluted equity value of $2.6 billion. The tender offer was successfully completed in October 2020, and the transaction is expected to close in the fourth quarter 2020.

Emergent BioSolutions, Inc. -- Narcan®

Narcan, also known as naloxone, is the only FDA-approved needle-free emergency opioid overdose reversal drug approved by the FDA. Initially invented by Opiant Pharmaceuticals (Nasdaq: OPNT), it is credited with helping to decrease overdose fatalities during the opioid epidemic. In December 2016, SWK Holdings paid $17.5 million to acquire certain royalties associated with the sale of Narcan Nasal Spray.

•	In July 2020, Emergent launched the Generation II NARCAN Nasal Spray device, which is identified by a red plunger and enhances temperature excursions and storage below 25°C.

•	In August 2020, Emergent announced that FDA approved the extension of the shelf life of NARCAN Nasal Spray from 24 months to 36 months. With this shelf-life expansion, patients can now have longer accessibility to Narcan.

4WEB, Inc.

4WEB, Inc. is a privately held medical-device company that utilizes a proprietary Truss Implant Technology to develop and market spinal implants. The company is based in Frisco, Texas.

•	In June 2020, 4WEB received 510(k) clearance from the FDA to market its Stand-Alone Anterior Lumbar Interbody Fusion Device (ASTS-SA), which it launched in October 2020.

Acerus Pharmaceuticals Corporation

Acerus Pharmaceuticals Corporation (TSX: ASP/OTCQB: ASPCF) is a Canadian-based specialty pharmaceutical company with a flagship commercial product Natesto® for the treatment of men with low levels of endogenous testosterone. Acerus entered an $11 million structured credit agreement with SWK Holdings in October 2018. In February 2020, the company completed a series of transactions with First Generation Capital Inc. with the goal of providing additional capital to realize its U.S. growth strategy. In conjunction with these transactions, SWK Holdings amended the Acerus credit facility to reset covenants to better reflect the current nature of Acerus’ business.

•	In 2020, Acerus announced several additions to its senior leadership team. In September, Kevin Hickey joined the Company as Senior Vice President, U.S. Commercial, preceded in July by the hiring of Dr. Christopher Sorli as Chief Medical Officer.

•	In the first half of 2020, Acerus moved forward on a number of fronts to strengthen its growth profile and overall operating outlook. This included resuming production of Natesto and the deployment of a 22-person specialty sales team in the U.S. to target high-prescribing medical practitioners who currently treat men with hypogonadism.

•	In June 2020, Express Scripts, a leading national pharmacy benefits manager (PBM), added Natesto to its Preferred Drug List as a Preferred Brand.

Biolase, Inc.

Biolase, Inc. (Nasdaq: BIOL) is a global leader in dental lasers. In November 2018, the company entered a $15 million structured credit arrangement with SWK Holdings. Almost 13 months later, Biolase announced the commercial launch of its Epic Hygiene laser, which followed official clearance of the device by the FDA.

•	In July 2020, Biolase announced that the Epic Hygiene dental laser meets guidance from the Center for Disease Control (CDC) recommending dental practices against using ultrasonic scalers to prevent the transmission of SARS-CoV-2, the virus that causes COVID-19. Ultrasonic scalers create a visible water spray that can contain particle droplets of water, saliva, blood, microorganisms, and other debris, which can serve as a conduit to spread the virus. The Epic Hygiene laser allows hygienists to perform gentler, highly effective treatments for bacterial reduction and managing periodontal disease without using water.

•	In July 2020, Biolase announced the publication in the Journal of Periodontology of a landmark blinded study on lasers that found that the company’s REPAIR Perio protocol, which uses its Waterlase laser technology, has shorter procedure times than open flap procedures, as well as less bruising, swelling, and post-operative bleeding, demonstrating that REPAIR is as effective as open flap procedures in clinical parameters, such as pocket depth and attachment level, but with significantly better patient-reported outcomes.

•	In October 2020, Biolase announced that it expects to report third quarter revenue in the range of $6.4 million to $6.6 million, a significant sequential improvement from the 2020 second quarter and in-line with its third quarter 2019 U.S. results (pre-COVID-19), as dentists continued to resume normal business practices.

DxTerity Diagnostics, Inc.

DxTerity Diagnostics, Inc. is a private, patient-centered genomics company that offers home-RNA monitoring to improve the management of immune-mediated disease. In April 2015, the company entered a $9.5 million structured credit agreement with SWK Holdings. The company launched the Interferon-1 test assay in November 2019 to measure the relative gene expression of immune system related genes. The CLIA-validated test is being used to select and monitor patients for Systemic Lupus Erythematosus (SLE) clinical trials.

•	In March 2020, DxTerity announced the launch of a COVID-19 employee screening service, offered through an enterprise subscription testing service called KEEP AMERICA WORKING. As of the end of June 2020, DxTerity had signed up approximately 40 businesses for its testing program.

•	In October 2020, DxTerity announced that it received FDA Emergency Use Authorization for the company’s SARS-CoV-2 RT-PCR test, a saliva-based COVID-19 test that can be taken by patients unsupervised from home. Additionally, DxTerity expanded its COVID-19 test offering by launching SafeWorkDx™, which provides a convenient and flexible solution for at-home or on-site testing of employees, helping prevent the spread of COVID-19 while instilling peace of mind in employers and employees, alike.

Eton Pharmaceuticals, Inc.

Eton Pharmaceuticals, Inc. (Nasdaq: ETON) is a specialty pharmaceutical company focused on developing innovative products utilizing the FDA’s 505(b)(2) regulatory pathway. The company reports a diversified pipeline of product candidates under development across various liquid dosage forms. In November 2019, Eton entered a $10 million structured credit agreement with SWK Holdings.

•	In March 2020, Eton acquired U.S. marketing rights to Alkindi® Sprinkle from Diurnal Group plc (AIM: DNL), paying $3.5 million in cash and 379,474 shares of Eton common stock. In conjunction with the Alkindi Sprinkle transaction, Eton raised $7.8 million in an equity offering.

•	In July 2020, Eton submitted New Drug Applications to the FDA for DS-100, for the treatment of methanol poisoning, and ET-104, a liquid formulation of zonisamide for the treatment or partial seizures. The applications were accepted by the FDA in October 2020.

•	In August 2020, Eton amended and increased its existing credit facility with SWK Holdings from $10 million to $15 million upon FDA approval of Alkindi Sprinkle, and the interest rate on the debt will decrease if Eton achieves certain performance metrics in the future.

•	In September 2020, the FDA approved Bausch + Lomb’s Alaway® Preservative Free Ophthalmic Solution, which was licensed from Eton. Eton receives a royalty on sales of the product.

•	In October 2020, Eton raised approximately $22.5 million of equity in a public offering.

Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx. The company holds equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals and Radley Pharmaceuticals, all companies founded as subsidiaries of Harrow Health. Harrow entered an initial loan agreement with SWK Holdings in July 2017, and amended the agreement in 2019.

•	During the second quarter 2020, SWK Holdings deployed $600,000 in term loan financing to Harrow Health.

•	In August 2020, Harrow Health announced the launch of a U.S. commercial alliance with EyePoint Pharmaceuticals for the joint promotion of DEXYCU® (dexamethasone intraocular suspension) 9% for the treatment of post-operative inflammation following ocular surgery.

Misonix, Inc.

In September 2019, Misonix, Inc, (Nasdaq: MSON), a provider of minimally invasive therapeutic ultrasonic medical devices, acquired Solsys Medical, LLC, a privately held regenerative medicine company. Under the acquisition agreement, Misonix assumed Solsys’ credit facility with SWK Holdings. Following the acquisition, SWK Holdings upsized its credit facility with Misonix to $30 million to support the company’s growth objectives.

•	In September 2020, Misonix entered into an exclusive supply and distribution agreement with Gunze Limited for TheraGenesis® Bilayer Wound Matrix. TheraGenesis is a proprietary, FDA-cleared, porcine tendon derived collagen wound matrix with a silicone film layer used to treat trauma, burn and reconstructive wounds.

•	In October 2020, Misonix reported preliminary revenue for the quarter ended September 2020 of approximately $17.7 million, with results driven by growth over 20% in its domestic surgical business led by continued strong Nexus platform placements and positive trends in increased elective surgeries.

About SWK Holdings:

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris Biopharma, whose core Peptelligence™ drug delivery technology creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Jason Rando (Media)

Tiberend Strategic Advisors, Inc.

+1.212.375.2665

jrando@tiberend.com

Maureen McEnroe, CFA (Investors)
+1 212.375.2664

mmcenroe@tiberend.com